Shells Seafood Restaurants, Inc. Announces $6.9 Million Private Placement
Wednesday May 25, 8:00 am ET

TAMPA, Fla., May 25 /PRNewswire-FirstCall/ -- Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL - News) announces that on Tuesday, May 24 it entered into definitive securities purchase agreements for the sale of an aggregate of $6.9 million of securities in a private placement issued to institutional and accredited investors. Under the terms of the deal, Shells Seafood will issue approximately 460,000 units with each unit consisting of (i) one share of Series B Convertible Preferred Stock, convertible into 20 shares of common stock, and (ii) a warrant to purchase 10 shares of common stock at an exercise price of $1.30 per share. The purchase price is $15.00 per unit and will result in net proceeds of approximately $5.8 million. Of the total securities issued, $1.3 million represents related party debt and $348,000 represents existing convertible debentures, both of which are converting into the securities issued in this transaction. Additionally, as a condition to this transaction, the company's existing $1.6 million revolving line of credit previously scheduled to expire on the closing of this transaction, has been extended to May 23, 2007.

The company intends to use the net proceeds from this private placement to pay off the related party debt and loans from debenture holders to the extent not converted into this private placement, to complete the renovations of its existing restaurants, for acquisitions of new restaurants and to fund general working capital and general corporate purposes.

JMP Securities LLC acted as placement agent in connection with this transaction. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. However, as part of the transaction, the company agreed to file a registration statement on Form S-1 no later than 45 days after the closing of the transaction with the Securities and Exchange Commission for purposes of registering for resale the shares of common stock underlying the Series B Convertible Preferred Stock and the warrants issued in the private placement.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the company's securities under the resale registration statement will be made only by means of a prospectus.

Shells Seafood Restaurants, Inc., a public company headquartered in Tampa, manages and operates 26 full-service, neighborhood seafood restaurants in Florida under the name "Shells." Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, mussels, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads, desserts and full bar service.

In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.